UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of report (date of earliest event reported):  February 6, 1998



                          WESTERN COUNTRY CLUBS, INC.
             (Exact name of registrant as specified in its charter)


                                    Colorado
         (State or other jurisdiction of incorporation or organization)

    	     000-24058			         84-1131343
      (Commission File Number)	     (I.R.S. Employer Identification No.)


               1601 N.W. Expressway
               Oklahoma City, Oklahoma			     73118
 	  (Address of principal executive offices)	  (Zip Code)

Registrant's telephone number, including area code:  405-848-0996

Item 2.  Disposition of Assets

Sale of Atlanta Partnership Interest

On December 26, 1997, Western Country Clubs, Inc. (the "Company") agreed to sell its 50% limited partner interest in Cowboys Concert Hall/Atlanta, Ltd. ("CCHA, Ltd.") for $220,000 to Backstage Entertainment ("Backstage"). Backstage is affiliated with Cowboys Concert Hall/Atlanta, Inc., the 50% general partner of CCHA, Ltd. CCHA, Ltd. is a Texas limited partnership formed June 29,1995, to own and operate a country-western nightclub in Atlanta under the name Cowboys. The Company initially invested $500 in the partnership and loaned an additional $638,822 during 1995, all of which was written off in the year ended December 31, 1995. On September 16, 1996, CCHA, Ltd. filed a Voluntary Petition in Bankruptcy under Chapter 11 in the United States Bankruptcy Court, Northern District of Georgia, Atlanta Division (96-74391).

Under the contract of sale, Backstage will pay the Company $220,000 for its partnership interest as follows: $10,000 cash, which was paid on December 31, 1997, and a secured promissory note to be delivered on January 9, 1998, in the amount of $210,000 providing for three $10,000 payments due on the first day of February, March and April, 1998, and eight $5,000 payments due on the first day of each subsequent month beginning May 1, 1998, with the remaining balance due December 31, 1998. The note bears interest at eight percent per year and provides for prepayment discounts of $55,000 if paid on or before April 1, 1998, and $35,000 if paid thereafter but on or before June 15, 1998. The promissory note is collateralized by the 50% limited partner interest in CCHA, Ltd.

The Company has no basis in its CCHA, Ltd. limited partner interest and therefore expects to report a gain of $220,000 on the sale in the first quarter, 1998.


Sale of Indianapolis Partnership Assets

On February 6, 1998, Western Country Clubs, Inc. (the "Company") sold all of the assets of its Indianapolis Club to A Little Bit of Texas, Ltd. ("Texas"), a company controlled by Troy H. Lowrie who is the former President and former largest shareholder of the Company. The Indianapolis Club was owned by Western Country Club I, Ltd., a limited partnership of which the Company is general partner and 80% interest holder.

Texas purchased the assets for $1.15 million paid through the assumption of approximately $550,000 of the first and second mortgages on the Indianapolis real estate and accrued property taxes owed on the property, and a note in the amount of $600,000 bearing interest at 6% and payable either in cash or the surrender of approximately 738,000 shares of the Company's common stock.

In anticipation of completion of the sale in early 1998, a $250,000 impairment reserve in the carrying value of WCC I's long lived assets was recognized in the Company's consolidated financial statements as of December 31, 1997.


Item 5.  Other Events

Wichita Club Lawsuit Judgment Settlement

InCahoots Limited Partnership, ("InCahoots"), owner of the Wichita Club, was a party to a proceeding titled Oelkers v. InCahoots Ltd. Partnership in which the plaintiff alleged that InCahoots was responsible for personal injuries sustained when she was knocked down in an incident involving two patrons. A subsidiary of the Company is the general partner and 80% owner of InCahoots. On September 23, 1997, a judgment was entered in Kansas District Court in favor of the plaintiff awarding her compensatory damages in the amount of $771,000 plus court costs, expenses and interest. InCahoots' insurer had filed a declaratory judgment action in Federal Court in the Western District of Oklahoma asserting that the basis of Oelker's claim was an assault and battery and that its policy excluded coverage for liability arising out of an assault and battery. InCahoots defended the declaratory judgment action believing that Oelker's injury did not arise out of an assault and battery. On October 10, 1997, the Federal Court granted the insurer's motion for summary judgment holding that the carrier was not obligated to provide coverage for Oelker's damages.

On February 18, 1998, InCahoots and Oelkers entered into an Agreement and Covenant Not to Execute (the "Agreement") whereby InCahoots agreed to pay Oelkers $166,808, payable over two years, plus 100,000 shares of the Company's common stock and 200,000 warrants to purchase the Company's common stock in exchange for a covenant by Oelkers to stay any attempts to execute collection of the judgment against InCahoots. The Agreement allows Oelkers to pursue collection of the judgment against InCahoots' insurer. The Company recorded settlement costs of $216,808 in the Company's financial statements for the year ending December 31, 1997 to reflect the impact of this Agreement.

Conversion of Debt Into Preferred Stock

On January 1, 1998, Troy H. Lowrie, the Company's former President and former largest shareholder, agreed to convert the Company's notes and accrued interest in the amount of $400,000 into 40,000 shares of Series A Convertible Preferred Stock. The Series A Preferred provides for a par value of $10.00 per share; a 10% cumulative annual dividend, payable quarterly; conversion into the Company's common stock at the rate of $1.00 per share; and redemption by the Company at the rate of up to 10,000 shares annually on each anniversary date for four years.

On February 18, 1998, Ceres, L.L.C., agreed to convert the Company's note in the amount of $160,000 into 16,000 shares of Series B Cumulative Convertible Preferred Stock. The Series B Preferred provides for a par value of $10.00 per share; a 12 percent cumulative annual dividend, payable quarterly; conversion into the Company's common stock at a rate of $1.00 per share; and redemption of the preferred stock funded in the amount of $5,000.00 monthly.


Item 7.  Financial Statements and Exhibits

(b) 	Pro forma consolidated balance sheet and income statement as of
December 31, 1997, as adjusted.

(c)	Exhibits

Sequentially
Exhibit No.			Exhibit Name

4.0 Agreement to convert notes to Series A Preferred Stock dated January 1, 1998 between Troy H. Lowrie and Western Country Clubs, Inc.

4.1 Agreement to convert notes to Series B Preferred Stock dated February 18, 1998 between Ceres, L.L.C. and Western Country Clubs, Inc.

10.0 Contract of sale dated December 26, 1997, and note dated January 9, 1998, between Western Country Clubs, Inc. and Backstage Entertainment.

10.1 Contract of sale dated November 25, 1997, along with addendum numbers 1 through 3 thereto, and noted dated February 19, 1998, between Western Country Clubs, Inc. and A Little Bit of Texas, Ltd.

10.2 Agreement and Covenant Not To Execute dated February 18, 1998, between Western Country Clubs, Inc. and Jana Oelkers.

                               SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                 Western Country Clubs, Inc.

			         /s/ James E. Blacketer
        			 _________________________________
Date:   February 20, 1998	 James E. Blacketer, President

                      WESTERN COUNTRY CLUBS, INC.

               	 PRO FORMA CONSOLIDATED BALANCE SHEET
                              (Unaudited)


                                     Historical
                                    December 31,   Pro Forma
                                        1997      Adjustments       Pro Forma
                                    ------------  -----------      -----------

                               ASSETS
CURRENT ASSETS
  Cash                              $ 	85,949    $ (58,500)  (2)  $   27,449
  Accounts receivable                   40,713                         40,713
  Notes and loans receivable           267,020      210,000   (1)     477,020
  Inventories                           54,897                         54,897
  Prepaid expenses                      31,323                         31,323
  Deferred income taxes                309,677      (27,131)  (1)     273,811
                                                     (8,735)  (4)
                                      --------                      ---------
    TOTAL CURRENT ASSETS               789,579                        905,213

PROPERTY AND EQUIPMENT, at cost
  Land and improvements                298,286     (224,989)  (4)      73,297
  Building and building improvements 1,361,335   (1,361,335)  (4)        -
  Leasehold improvements             1,510,529                      1,510,529
  Equipment                            677,944     (290,783)  (4)     387,161
  Furniture and fixtures               333,328      (57,129)  (4)     276,199
                                    ----------
                                     4,181,422                      2,247,186
  Less accumulated depreciation     (1,499,072)     623,293   (4)    (875,779)
  Less reserve for impairment of
    long lived assets                 (250,272)     250,272   (4)        -
                                    ----------                     ----------
	PROPERTY AND EQUIPMENT, net  2,432,078                      1,371,407
                                    ----------                     ----------
OTHER ASSETS
  Note receivable - related party         -         600,000   (4)     600,000
  Investment in Cowboys                114,800                        114,800
  Deferred income taxes                107,733                        107,733
  Deposits and other                    67,980       (6,001)  (4)     61,979
  Goodwill, net of accumulated
    amortization                        25,970                         25,970
                                    ----------                     ----------
    TOTAL OTHER ASSETS                 316,483                        910,482
                                    ----------    ---------        ----------

      TOTAL ASSETS                  $3,538,140    $(351,038)       $3,187,102
                                    ==========    =========        ==========


               See Notes to Pro Forma Consolidated Financial Statements.

                          WESTERN COUNTRY CLUBS, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (Unaudited)


                                     Historical
                                    December 31,   Pro Forma
                                        1997      Adjustments       Pro Forma
                                    ------------  -----------      -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                  $  366,471                      $ 366,471
  Accrued expenses                     529,950      (10,000)  (1)     268,647
                                                   (182,500)  (2)
                                                    (21,725)  (3)
                                                    (47,078)  (4)
  Current portion of notes payable -
    related parties                    369,870     (321,213)  (3)      48,657
  Current portion of long-term debt    356,636       38,000   (2)     134,369
                                                   (160,000)  (5)
                                                   (100,267)  (4)
                                    ----------                      ---------
    TOTAL CURRENT LIABILITIES        1,622,927                        818,144

NOTES PAYABLE - related parties        126,625       (57,062) (3)      69,563

LONG-TERM DEBT                         437,084      (390,159) (4)      82,925
                                                      36,000  (2)
                                    ----------                      ---------
    TOTAL LIABILITIES                2,186,636                        970,632
                                    ----------                      ---------

COMMITMENTS AND CONTINGENCIES

EQUITY INTEREST, other partners in
  consolidated subsidiary              146,645       14,166   (4)     160,811
                                    ----------                      ---------

STOCKHOLDERS' EQUITY
  Series A, 10% cumulative
    convertible preferred stock,
    $10 par value                         -         400,000   (3)     400,000
  Series B, 12% cumulative
    convertible preferred
    stock, $10 par value                  -         160,000   (5)     160,000
  Common stock, $.01 par value;
    25,000,000 shares authorized,
    3,639,700 shares issued
    and outstanding                     36,347        1,000   (2)      37,347
  Additional paid-in capital         4,314,739       49,000   (2)   4,363,739
  Retained deficit                  (3,146,227)     192,869   (1)  (2,905,427)
                                                     47,931   (4)
                                    ----------                     ----------
    TOTAL STOCKHOLDERS' EQUITY       1,204,859                      2,055,659
                                    ----------    ---------        ----------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY          $3,538,140    $(351,038)       $3,187,102


           See Notes to Pro Forma Consolidated Financial Statements.

                          WESTERN COUNTRY CLUBS, INC.

                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                  (Unaudited)


                                        For the Year Ended December 31,
                                      Historical   Pro Forma
                                         1997      Adjustments     Pro Forma
                                      ----------  -----------     -----------

REVENUES
  Beverage and food sales               $4,456,887  $              $4,456,887
  Admission fees                         2,110,665                  2,110,665
  Gain on sale of partnership interest                 220,000 (1)    220,000
  Gain on sale of assets                   210,645      70,832 (4)    281,477
  Other revenues                           338,580                    338,580
                                        ----------                 ----------
    TOTAL REVENUES                       7,116,777                  7,407,609
                                        ----------                 ----------

COSTS AND EXPENSES
  Cost of products and services          2,493,806                  2,493,806
  General and administrative expense     4,334,780                  4,334,780
  Depreciation                             394,719                    394,719
  Amortization                              72,402                     72,402
  Interest                                 158,821                    158,821
  Litigation loss                          216,808                    216,808
  Offering costs                           375,653                    375,653
  Impairment of long-lived assets          250,272                    250,272
                                        ----------                 ----------

    TOTAL COSTS AND EXPENSES             8,297,261                  8,297,261
                                        ----------                 ----------

INCOME (LOSS) BEFORE INCOME TAXES
  AND OTHER PARTNERS' INTERESTS,
  EQUITY IN LOSS OF PARTNERSHIP         (1,180,484)                  (889,652)

INCOME TAX BENEFIT                          83,789     (27,131) (1)    49,923
                                                        (8,735) (4)

  LOSS BEFORE MINORITY INTEREST         (1,096,695)                  (841,729)

OTHER PARTNERS' INTERESTS IN NET LOSS
  OF CONSOLIDATED SUBSIDIARIES             110,319     (14,166) (4)    96,153
                                        ----------    ---------    ----------
	NET LOSS                        $ (986,376)   $	240,800    $ (745,576)
                                        ==========    =========    ==========

NET LOSS PER COMMON SHARE               $ (0.27)                 $  	(0.21)
                                        =========                  ==========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                            3,619,162                  3,619,162
                                        ==========                 ==========



             See Notes to Pro Forma Consolidated Financial Statements.

                          WESTERN COUNTRY CLUBS, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

                               December 31, 1997


	The accompanying pro forma consolidated balance sheet and income statement as of December 31, 1997 and for the year then ended of Western Country Clubs, Inc. presents the effect on the Company's financial statements of five transactions which occurred subsequent to the balance sheet date as if they had occurred on December 31, 1997.

1. Effective January 9, 1998, the Company sold its interest in a limited partnership for $10,000 in cash and a $210,000 note. Due to extensive losses of the partnership the investment in the partnership had been reduced to zero in 1995. The sale resulted in a gain of $192,869, net of the tax effect of $27,131.

2. On February 19, 1998, the Company settled a lawsuit for $92,808 in cash, a payment agreement totaling $74,000, and 100,000 shares of the Company's stock valued at $50,000. Cash of $34,308 was paid in 1997 and the remainder of the loss was fully accrued at December 31, 1997.

3. On January 1, 1998, a $378,275 note payable and $21,725 of accrued interest were converted to 40,000 shares of the Company's Series A 10% cumulative convertible preferred stock.

4. On February 6, 1998, the Company sold its Indianapolis club to a shareholder of the Company for a $600,000 note and the assumption of $490,426 of long-term debt and $60,078 of accrued interest and taxes, less $13,000 to be refunded to the buyer. A reserve of $250,272 for impairment of long-lived assets had been recorded at December 31, 1997, for the Indianapolis club. The sale resulted in a gain of $47,931, net of the tax effect of $8,735 and minority interest of $14,166.

5. On February 18, 1998, a note payable of $160,000 was converted to 16,000 shares of the Company's Series B 12% cumulative convertible preferred stock.

                                                            Exhibit No. 4.0

                                   AGREEMENT

        This Agreement, by and between Troy Lowrie ("Lowrie"), and Western Country Clubs, Inc. ("WCCI"), made an entered into this 1st day of January 1998.

WITNESSETH:

        WHEREAS, WCCI owes Lowrie two promissory notes plus accrued interest; and

        WHEREAS, Lowrie has agreed to convert said notes owed to him and owned by him to Preferred Stock of WCCI upon the terms and conditions set forth herein;

        NOW THEREFORE, the parties have agreed with each other as follows:

1.      WCCI owes two promissory notes to Lowrie as set forth below:

        (A)     $100,000 promissory note dated October 10, 1996
        (B)     $278,275.60 promissory note dated Sept. 19, 1997

2. The balance owed on said notes, including accrued interest, is $396,000.

3. Lowrie agrees to convert said promissory notes into 40,000 shares of Series A Preferred Stock of WCCI, with a 10% cumulative dividend payable quarterly, and redeemable at the rate of 25% or 10,000 shares annually on each anniversary date for four years, and convertible into common stock of WCCI at the rate of $1.00 per share, with "piggy-back" registration rights for said stock, all as shown in the attached Exhibit "A", a copy of the terms of the Series A Preferred Stock as shown in the Articles of Amendment to the Articles of Incorporation of WCCI as filed with the State of Colorado.

4. WCCI agrees that if it completes an equity offering of its common stock in the minimum amount of $2,000,000 during the terms of the Series A Preferred Stock, then it would fully redeem the balance of said preferred stock not already redeemed.

5. WCCI also agrees that if the promissory note dated January 15, 1998 in the amount of $210,000 wherein Backstage Entertainment, Inc. owes WCCI, is paid in full on or before June 1, 1998, WCCI will use one-half of the proceeds from said note to pay Lowrie toward an early redemption of said preferred stock.

        Upon receipt of the 40,000 shares of Series A Preferred Stock from WCCI, Lowrie agrees to cancel the two promissory notes owed by WCCI and return the original notes to WCCI.

        IN WITNESS WHEREOF, the parties have set their hands the day and year first above written.

                                        Western Country Clubs, Inc.


                                        By:  /s/ James E. Blacketer
                                             James E. Blacketer,
                                             President

                                             /s/ Troy Lowrie
                                             Troy Lowrie

                                                        Exhibit No. 4.1
                              JOHN HUDSON
                            ATTORNEY AT LAW
                    1601 N.W. EXPRESSWAY, STE. 2101
                        OKLAHOMA CITY, OK  73118
                 (405) 848-1581    FAX: (405) 840-4671


                                        February 18, 1998



VIA FACSIMILE

Ms. Donna R. Murray
CERES, L.L.C.
5900 Mosteller Drive
Suite 1521
Oklahoma City, OK  73112

        Re:  Exchange of $160,000 Note for Preferred Stock

Dear Donna:

        Pursuant to our recent discussions and agreement concerning the outstanding loan to Western Country Clubs, Inc. ("WCCI") in the amount of $160,000, I am writing to confirm your agreement with WCCI as of December 31, 1997 concerning this matter:

1.      WCCI agrees to pay all interest current through 2-18-98.

2.      You agree to exchange the note for $160,000 of "Series B
                Cumulative Convertible Preferred Stock" of WCCI, with a 12% cumulative dividend payable quarterly and convertible into WCCI common stock at a conversion rate of $1.00 per share. In addition, a sinking fund reserving for the retirement of said Preferred Stock will be established requiring a $5,000 monthly reserve payment. In the event of a default thereunder, WCCI agrees to secure said performance with the FF&E of the St. Louis unit.

3.      The original 15,000 shares of WCCI common stock will be issued to you and your participants immediately (see attached Letter of Instruction to Transfer Agent).

4.      You (and your participants) will also be issued immediately the original 80,000 3-year warrants with a revised $1.00 exercise price and also an additional 60,000 3-year warrants with an exercise price of $.75 per share.

        Please indicate your agreement to the terms and conditions set forth herein on the line indicated below and return this executed letter agreement to me via facsimile. Once I receive your confirmation of this agreement, I will forward to the Colorado Secretary of State for amendment to WCCI's Articles of Incorporation providing for the Series B Preferred Stock. In addition, I will deliver to you and to your participants the two sets of warrants.

        Thank you for your attention to this matter.

                                                Sincerely,

                                                /s/ John Hudson
                                                JOHN HUDSON

JH:fs

I agree to the terms and conditions set forth herein concerning the exchange of the note for preferred stock and the delivery of the common stock and warrants due hereunder.

                                        CERES, L.L.C.

                                        By:   /s/ Donna R. Murray, Mgr.
                                              Donna R. Murray, Manager

                                                     Exhibit No. 10.0



                                   December 26, 1997

VIA FACSIMILE

Mr. Jim Blacketer
Western Country Clubs, Inc.
1601 N. W. Expressway, Suite 1610
Oklahoma City, Oklahoma  73118


RE: Contract to purchase Western Country Clubs, Inc.'s Fifty percent (50%) Limited Partner Interest in Cowboys Concert Hall/Atlanta, Ltd.

Dear Jim:

The following will constitute a contract to purchase Western Country Clubs, Inc.'s ("Western") fifty percent (50%) limited partnership interest in Cowboys Concert Hall/Atlanta, Ltd. ("CCH/Atlanta") by
Backstage Entertainment ("Backstage").

The appropriate promissory note, security instruments and other documentation will be executed on or before January 9, 1998.

Terms of the purchase are as follows:

1. The purchase price shall be two hundred twenty thousand dollars ($220,000). Payment of the purchase price shall be made as follows:

        A. A non-refundable down payment in the amount of $10,000 will be paid to Western on December 31, 1997.

        B. Three (3) monthly payments in the amount of ten thousand dollars ($10,000) to be paid to Western on the first
                (1st) day of February, March and April, 1998.

        C. Eight (8) monthly payments in the amount of five thousand dollars ($5,000) to be paid on the first (1st) day of each month beginning May 1, 1998, and continuing through December 1, 1998.

        D. The remaining balance on the purchase price in the amount of $140,000 plus accrued interest shall be paid in full to Western on or before December 31, 1998.

2. Interest shall accrue at eight percent (8%) on the unpaid balance commencing on January 1, 1998. All payments shall be applied first to accrued interest and then to principal.

3. If the promissory note is paid by April 1, 1998, a discount of $55,000 from the $220,000 initial sales price shall be granted to Backstage, making the adjusted sales price $165,000.

4. If the promissory note is paid in full after April 1, 1998, but on or before June 15, 1998, a discount of $35,000 from the $220,000 initial sales price shall be granted to Backstage, making the adjusted sales price $185,000.

5. Western shall retain as collateral its interest in the 50% limited partner interest of CCH/Atlanta. Western shall also retain its collateral interest in CCH/Atlanta.

The above contract is executed by the following parties this 26th day of December, 1997:

Backstage Entertainment                     Western Country Clubs, Inc.

/s/ Mike Murphy                             /s/ James E. Blacketer
Mike Murphy                                 James E. Blacketer

                            PROMISSORY NOTE

$210,000.00                                      Oklahoma City, Oklahoma

        FOR VALUE RECEIVED, the undersigned, 2 Backstreet Entertainment, Inc., a Texas corporation, (the "Maker") promises to pay to Western Country Clubs, Inc., a Colorado corporation, (the "Holder") the principal sum of TWO HUNDRED TEN THOUSAND DOLLARS ($210,000.00) plus interest at the rate of eight percent per annum (8%) until paid in full. All payments required under this note shall be made to the Holder or its assignee at its offices at 1601 N.W. Expressway, Suite 1610, Oklahoma City, OK 73118, or at such other as the Holder or its assignee shall designate.

        The Maker agrees to pay to Holder the sum of TEN THOUSAND DOLLARS ($10,000.00) on the first day of February, 1998, and again on the first day of March, 1998 and again on the first day of April, 1998. In addition, Maker agrees to pay Holder the sum of FIVE TH0USAND DOLLARS ($5,000.00) monthly beginning on May 1, 1998, and continuing on the first day of each month thereafter through December 1, 1998. The total of the payments to be made as set forth above is $70,000.00, and the entire remaining balance of principal and interest shall be due and payable on or before December 31, 1998.

        Any and all payments made to the Maker of this note shall be applied first to the payment of interest at the aforesaid rate with the balance, if any, of any payments applied to the principal balance of this note.

        In the event that the Maker hereof shall pay this note in full on or before April 1,1998, then the Maker shall be entitled to a discount in the amount of this note of $55,000.00. In the event the Maker hereof shall pay this note in full after April 1, 1998 but on or before June 15, 1998, then the Maker shall be entitled to a discount in the amount of $35,000.00. After June 15, 1998, Maker shall have no discounts in the amount of this note.

        To secure the Maker's obligations for the payments provided herein, this note is secured by 1000 shares of the common stock, par $.01 per share, of Cowboys Concert Hall/Atlanta I, Inc., all of which shares of common stock are owned by Cowboys Entertainment, Inc., now Cowboys Concert Hall Arlington, Inc., which shall pledge such shares as collateral for this note. This is the identical common stock which is presently pledged to secure a note in favor of "WCCI dated June 29,1995, wherein Cowboys Concert Hall/Atlanta, Ltd., a Texas limited partnership, was the maker. The 1000 shares of common CCH Atlanta, Inc. stock will be released back to CCH Atlanta I, Inc. when this note is satisfied.

        If this note, together with certain instruments which secure the payment hereof, is not paid in accordance with the terms herein, and not later than December 31, 1998, then the Holder hereof or its assignee shall be entitled, without notice, to declare the entire amount of principal and interest to be due and payable immediately, and may exercise any and all rights and remedies under all instruments securing payment hereof, as well as any and all other rights and remedies at law or in equity or otherwise for the collection of the indebtedness evidenced hereby and herein.

        The Holder shall the right to declare a default in this note when there is a breach of any terms, conditions or provisions of this note, when any payment is not paid when due, or when the Maker shall (1) apply for or consent to or have appointed a receiver, trustee, or liquidator of the Maker's or of all or substantially all of Maker's assets; or (2) file a voluntary petition in bankruptcy, be adjudged a bankrupt or file a petition or institute any proceedings under any bankruptcy act; or (3) make a general assignment for the benefit of creditors; or (4) file a petition or answer seeking a reorganization or an arrangement with creditors or take advantage of any insolvency law; or (5) file an answer admitting the material allegations of a petition filed against the Makers in any bankruptcy, reorganization or insolvency proceeding.

        The Maker may, at its option, prepay the balance of this note in whole or in part at any time without penalty.

        The Maker, endorsers, sureties and guarantors each waives presentment for payment, protest, notice of nonpayment and protest, and agrees to any extension of time of payment or partial payment before, at or after maturity. If this note is not paid when due, and suit is brought for collection, then the Maker agrees to pay all costs of collection, trial, appeal or otherwise, incurred by the holder in enforcing this note against the Maker.

        This note is to be construed according to the laws of the State of Oklahoma, and the undersigned hereby consents to the exclusive jurisdiction of any and all state and federal courts with jurisdiction over Maker, Maker's property, and any other collateral securing payment of this note.

        IN WITNESS WHEREOF, the Maker has executed this note this ____ day of January, 1998.

                                2 BACKSTREET ENTERTAINMENT, INC.


                                By:  /s/ Steve Albeck
                                     President

                           GUARANTY AGREEMENT

        The undersigned hereby agree to guarantee payment of the Promissory Note attached hereto dated January ____, 1998, in the amount of $210,000 plus interest, said Promissory Note owed by 2 Backstreet
Entertainment, Inc. to Western Country Clubs, Inc. The undersigned agree to be bound by the terms and conditions of this note and the undersigned and each of them, shall have 10 days from the date of default of this note to cure the default and satisfy the note by either making the required payment or by paying the note in full, including all principal and interest.

        This guaranty of payment is given by the undersigned in order to cause Western Country Clubs, Inc. to extend credit to 2 Backstreet Entertainment, Inc., and in consideration thereof. This guaranty is an absolute and continuing guarantee of payment and shall not terminate until the promissory note has been paid in full, including all interest. The liability of the undersigned shall not be released or diminished, impaired, reduced or affected by (1) the taking of any other security or guaranty for part or all of the note (2) any release, surrender, exchange, subordination or loss of any security (3) any partial release of the liability of the undersigned or any one of them (4) the death, insolvency,k bankruptcy, disability or lack of corporate power of the Maker or any guarantor (5) any renewal, extension or modification of any payment or any part of the note or security or (6) any act by the Holder of the promissory note taken with or without notice to any of the undersigned.

        The undersigned agree that upon default in the note, the Holder thereof shall be able to immediately pursue all of its rights and remedies against the undersigned and shall not be required to take any action against the Maker of the note or the other security. The undersigned waives all set-offs and counterclaims.

        Dated this _____ day of January, 1998.

/s/ Richard Murphy                     Cowboys Concert Hall Arlington,
Michael Murphy                              Inc.


/s/ Steve Albeck                       By: /s/Michael J. Murphy
Steve Albeck                               President

                                                     Exhibit No. 10.1

                           PURCHASE AGREEMENT

Buyer offers to buy real estate (the "Property") known as InCahoots, in Wayne Township, Marion County, Indianapolis, Indiana 46224 Zip Code, which is legally described as: 111/143 North Lynhurst Drive in accordance with the terms and conditions set forth below:

A. PURCHASE PRICE: Buyer agrees to pay $1,250,000.00 for above Property and Business assets of Western Country Club Limited I.
B. IMPROVEMENTS AND FIXTURES: The above price includes all improvements permanently installed and affixed, such as, but not limited to, electrical and/or gas fixtures, heating equipment and all attachments thereto, gas grills, incinerators, fixtures, awnings, TV antennas, all landscaping, mailbox, ceiling fax, smoke alarms, storage sheds, and the following: sound and video equipment, furniture, bar equipment, office equipment, inventory cash, and operating supplies.
C.      METHOD OF PAYMENT:  See Addendum to Purchase Agreement.
D.      Deleted
E.      CLOSING DATE:  Closing date shall be on or before December
        15, 1997.
F.      Deleted
G.      Deleted
H.      Deleted
I.      Deleted
J. SETTLEMENT/CLOSING FEE: If the method of payment for this transaction is cash, assumption, or conditional sales contract, the settlement/closing fee shall be paid by seller.
K.      Deleted
L. UTILITIES/MUNICIPAL SERVICES: Seller shall pay for all municipal services and public utility charges through the day of possession.
M. PUBLIC IMPROVEMENT ASSESSMENTS: Seller warrants that Seller has no knowledge of any planned improvements which may result in assessments and that no governmental or private agency has served notice requiring repairs, alterations or correction of any existing conditions. Public or municipal improvements which are not completed as of the date hereof but which will result in a lien or charge shall be paid by Buyer.
 N. RISK OF LOSS: Seller shall be responsible for risk of loss and/or damage to the improvements on the Property until time of closing when title to or an interest in the Property is transferred to the Buyer.
 O. MAINTENANCE OF PROPERTY: Seller agrees that maintaining the condition of the Property and related equipment is his responsibility during the period of this Contract and/or until time of possession, whichever is later.
P.      TIME IS OF THE ESSENCE:  Time periods specified in this
        Agreement shall expire at midnight on the date stated unless the parties agree in writing to a different date and/or time.
Q. EARNEST MONEY: Buyer submits herewith $0 as earnest money which shall be applied to the purchase price.
R.      Deleted.
S.      Deleted.
T.      Deleted.
U. EXPIRATION AND APPROVAL: This Purchase Agreement is void if not accepted in writing on or before 12:00 Noon December 1, 1997.
V. TERMS BINDING: All terms and conditions are included herein and no verbal agreements shall be binding.
W. ACKNOWLEDGEMENTS: By signature below the parties verify that they understand and approve the Purchase Agreement and acknowledge receipt of a signed copy.

        This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this document may be accomplished by electronic facsimile reproduction (FAX): if FAX delivery is utilized, the original document shall be promptly executed and/or delivered, if requested.

/s/ Troy Lowrie                11/25/97
BUYER'S SIGNATURE                DATE

Troy Lowrie, GP, A Little Bit of Texas, Ltd.
PRINTED

###-##-####
BUYER'S SOCIAL SECURITY #/FEDERAL I.D.#



                    ACCEPTANCE OF PURCHASE AGREEMENT

The above terms and conditions are accepted this 26th day of November, 1997, at 12:00 Noon.


/s/ J. C. Blacketer
SELLER'S SIGNATURE

Western Country Club Limited I
By:  Western Country Clubs, Inc., G.P.
James E. Blacketer, President
PRINTED

   ADDENDUM TO PURCHASE AGREEMENT FOR A LITTLE BIT OF TEXAS, LIMITED
                              PARTNERSHIP

METHOD OF PAYMENT
1) Assumption of 1st mortgage with Dulaney Bank of Marshall, IL in the estimated amount of $485,000.00

2) Assumption of 2nd mortgage with Expo Bowl, Inc. in the estimated amount of $35,000.00

3) Debt forgiveness with Troy Lowrie owed to him by WCCI in the amount of $400,000.00.

4) $350,000.00 of WCCI stock, the number of shares to be determined as per the stock price as of the date of closing. Real estate taxes shall be prorated to the date of closing. If any taxes are deemed delinquent then purchaser agrees to pay those taxes, however, a reduction in the number of shares of stock required to satisfy this agreement will result.

5)      Deleted

6) Verification of assets by a final walk through prior to closing of, but not limited to, all items listed in section B of purchase agreement.

7) There shall be no sale commission with regard to this purchase. No claim for any commission will be recognized nor honored by purchaser.

8) Numbers 1, 2, and 3 will be exact amount due as of December 15, 1997.

9) The number of shares equaling $350,000.00 will be determined by split between the bid and asked price as of the close of business on December 11, 1997.

       ADDENDUM #2 TO PURCHASE AGREEMENT DATED NOVEMBER 25, 1997

                             BY AND BETWEEN

                   WESTERN COUNTRY CLUBS I, LTD. AND

                  LITTLE BIT OF TEXAS LTD. PARTNERSHIP

        This second addendum to that certain purchase agreement dated November 25, 1997 between Western Country Club I Limited Partnership ("Seller") and Little Bit of Texas, Ltd., ("Buyer"), wherein the said parties agree to amend the purchase agreement and the first addendum as set forth herein below:

1.      The purchase price shall remain $1,250,000.

2. Buyer agrees to assume the first and second mortgage to Delaney Bank and to Expo Bowl, Inc. in the combined amount of approximately $500,000.

3. The balance of the purchase price is agreed by the parties to be paid by Buyer to Seller by delivery of 738,131 shares of common stock of Western Country Clubs, Inc., and is agreed by the parties to be valued at $1.00 per share based upon the market price of said stock.

4. The Buyer agrees to pay all of the property taxes which may be due and outstanding against the property purchased herein.

5. The Seller agrees to pay the sum of $13,000 to Buyer in monthly payments as follows: $3000 on March 5, 1998; $3000 on April 5,1998; $3000 on May 5, 1998; and $4000 on June 5, 1998. Said $13,000
represents part of the assets purchased by Buyer.

6. The debt forgiveness referred to in the first addendum is no longer a part of this transaction.

7. Buyer has completed his inspection of the premises, accepts the same as is, and agrees that all fixtures, equipment, inventory and other items set forth in the purchase agreement are accepted by Buyer and Buyer agrees that there are no items missing and Buyer has no claims against Seller regarding said personal property. Seller agrees to execute an Indemnification and Warranty Agreement warranting clear title to said personal property and indemnifying Buyer against any debt, lien or other liability against said property, except as provided herein.

        Said purchase agreement and addendum thereto shall otherwise remain unchanged.

        Dated this 5th day of February, 1998.

                                BUYER:

                                Little Bit of Texas Ltd. Partnership


                                /s/ Troy Lowrie
                                Troy Lowrie, General Partner


                                SELLER:

                                Western Country Club I, Ltd.


                                By:  /s/ James E. Blacketer
                                     James E. Blacketer, President
                                     Western Country Clubs, Inc.
                                     General Partner

       ADDENDUM #3 TO PURCHASE AGREEMENT DATED NOVEMBER 25, 1997

                             BY AND BETWEEN

            WESTERN COUNTRY CLUBS I LIMITED PARTNERSHIP AND

                  LITTLE BIT OF TEXAS LTD. PARTNERSHIP

        This third addendum to that certain purchase agreement dated November 25, 1997 between Western Country Club I Limited Partnership ("Seller") and Little Bit of Texas, Ltd., ("Buyer"), wherein the said parties agree to amend the purchase agreement and the first addendum as set forth herein below:

1.      The purchase price shall remain $1,150,000.

2. Buyer agrees to assume the first and second mortgage to Delaney Bank and to Expo Bowl, Inc. in the combined amount of approximately $500,000.

3. The balance of the purchase price is agreed by the parties to be paid by Buyer to Seller delivery of a promissory note in the amount of $600,000 for a term of one year, with interest at the rate of seven (7%) percent per annum, with the entire amount of principal and interest due at maturity. Said note shall be secured by 750,121 shares of common stock of Western Country Clubs, Inc., and Buyer shall have the option upon maturity of said note to pay the entire amount due by transferring title of said shares to the Seller. Said note shall be without recourse against the Buyer.

4. The Buyer agrees to pay all of the property taxes which may be due and outstanding against the property purchased herein.

5. The Seller agrees to pay the sum of $13,000 to Buyer in monthly payments as follows: $3000 on March 5, 1998; $3000 on April 5,1998; $3000 on May 5, 1998; and $4000 on June 5, 1998. Said $13,000
represents part of the assets purchased by Buyer.

6. The debt forgiveness referred to in the first addendum is no longer a part of this transaction.

7. Buyer has completed his inspection of the premises, accepts the same as is, and agrees that all fixtures, equipment, inventory and other items set forth in the purchase agreement are accepted by Buyer and Buyer agrees that there are no items missing and Buyer has no claims against Seller regarding said personal property. Seller agrees to execute an Indemnification and Warranty Agreement warranting clear title to said personal property and indemnifying Buyer against any debt, lien or other liability against said property, except as provided herein.

        Said purchase agreement and addendum thereto shall otherwise remain unchanged.

        Dated this 19th day of February, 1998.

                                BUYER:

                                Little Bit of Texas Ltd. Partnership


                                /s/ Troy Lowrie
                                Troy Lowrie, General Partner


                                SELLER:

                                Western Country Club I, Ltd.


                                By:  /s/ James E. Blacketer
                                     James E. Blacketer, President
                                     Western Country Clubs, Inc.
                                     General Partner

                            PROMISSORY NOTE

$600,000.00                                         Denver, Colorado

        FOR VALUE RECEIVED, the undersigned, Little Bit of Texas, Ltd., Partnership, a Colorado limited partnership, (the "Maker") promises to pay to Western Country Club I Limited Partnership (the "Holder") the sum of Six Hundred Thousand Dollars ($600,000.00) with interest at the rate of seven (7%) percent per annum, upon the following terms.

        The entire balance of principal and interest shall be due and payable one year from the date hereof.

        This note shall be secured by 738,131 shares of common stock of Western Country Clubs, Inc. ("WCCI").

        Upon maturity, the Maker hereof shall have the option of paying the entire balance of principal and interest by transferring the 738,131 shares of WCCI stock pledged as security for this note to the Holder. Such transfer will operate to satisfy all amounts due on this note.

        This note shall be without recourse against the Maker hereof, and the remedies of the Holder in the event of a default herein shall be limited to the security pledged as collateral herein, and the Maker shall have no personal liability herein.

        All payments herein shall apply to the principal balance inasmuch as there is no interest due on the principal balance.

        In the event of a default in payments herein, the Holder shall have the right to declare the entire balance due and payable.

        The Maker shall have the right to prepay the balance of this note in whole or in part at any time without penalty.

        The Maker and any endorses or sureties each waives presentment for payment, protest, notice of nonpayment and protest, and agrees to any extension of time of payment or partial payment before, at or after maturity. If this note is not paid when due, the Maker agrees to pay all costs of collection, including reasonable attorney fees.

        IN WITNESS WHEREOF, the Maker has executed this note this 19th day of February, 1998.

                                Little Bit of Texas Ltd. Partnership


                                By:  /s/ Troy Lowrie
                                     Troy Lowrie, General Partner

                                                        Exhibit No. 10.2

                 AGREEMENT AND COVENANT NOT TO EXECUTE

        This Agreement is entered into as of the 18th day of February 1998 by and between

                IN CAHOOTS LIMITED PARTNERSHIP, a Kansas limited partnership (individually referred to as "Club").

                ENTERTAINMENT WICHITA, INC., a Kansas corporation and the general partner in In Cahoots (individually referred to as "EWE"),

                        (jointly referred to as "In Cahoots")

                   and

                WESTERN COUNTRY CLUBS, INC., a Colorado corporation (individually referred to as "WCCI")

                   and

                JANA OELKERS, an individual resident of Wichita, Kansas ("Oelkers").

        WHEREAS, Oelkers obtained a Judgment against In Cahoots in the approximate principal amount of $771,000.00 in the case captioned
Oelkers vs. In Cahoots, Sedgwick County, Kansas, District Court, Case No. 96 C 695 on September 23, 1997 ("Judgment");

        WHEREAS, the Sedgwick County Kansas District Court issued writs of execution and garnishments which were served on In Cahoots on October 18, 19, and 20, 1997, attaching all cash on hand, liquor and all other furniture, fixtures and equipment located at the In Cahoots club in Wichita, Kansas;

        WHEREAS, the parties heretofore have entered into various agreements concerning Judgment, including an interim Agreement and two Addenda thereto (hereinafter the "Interim Agreement" ) and a Letter Agreement dated as of December 31, 1997 (hereinafter the "Letter Agreement"); and

        WHEREAS, this Agreement is not intended to be a release of the liability provided for in the Judgment;

        WHEREAS, the parties intend to allow Oelkers to continue to seek recovery from the Dallas Fire Insurance Company while entering into a covenant not to execute against the other assets of In Cahoots under the terms and provisions of this Agreement; and

        NOW, THEREFORE, in consideration of the agreements and the obligations of the parties contained herein, the parties agree with each other as follows:

        1. The Interim Agreement as amended and the Letter Agreement that contains the agreement to enter into this Agreement are superseded by this Agreement. The parties agree that by virtue of this Agreement there are no further monetary payments required under the Interim Agreement. The parties further agree that the security interest granted by the Security Agreement dated October 22, 1997 is modified by the partial release of the Wichita FF&E described below.

        2. Oelkers shall retain the funds she obtained through her garnishment efforts (approximately $34,000.00).

        3. In consideration of the covenant not to further execute on certain assets of In Cahoots, In Cahoots shall pay the following amounts to Oelkers:

                A.)     Fifty Eight Thousand Five Hundred Dollars
                        ($58,500.00) to be paid in immediately available funds upon the execution of this Agreement and the other documents necessary to close this transaction;

                B.) Eight Thousand Dollars ($8,000.00) to be paid in a cashier's check or otherwise immediately available funds to Oelkers on or before March 1, 1998 (provided that no further grace period shall be allowed for this payment);

                C.) Monthly payments of Three Thousand Dollars ($3,000.00) each for 22 months beginning March 15, 1998 and continuing on the 15th day of each month thereafter until a total of 22 months or Sixty Six Thousand Dollars ($66,000.00) have been paid.

The initial payment of $58,500 shall be sent by wire transfer to the trust account of Donald A. McKinney upon the execution of this Agreement and the furnishing of copies of the signatures of the parties by telefacsimile. The payment of $8,000.00 shall be made by a cashier's check payable to Jan Oelkers and Donald A. McKinney and Victor S. Nelson, P.A. The 22 monthly payments shall be made by cashier's check payable to the same three parties. Payments made in compliance with this paragraph shall be deemed in compliance with this Agreement, made on behalf of Oelkers and in compliance with any and all attorney liens held by signatories to this Agreement.

        4. If any of the payments contemplated by this agreement are not timely made, the delinquent amount shall bear interest at the rate of 18% per annum from the date the payment was first due. In the event the delinquency is not cured within 15 days after the payment due date, Oelkers may, at her option, accelerate all amounts remaining unpaid on the Judgment as well as begin execution again for all amounts remaining unpaid for the entire Judgment including costs without further notice to In Cahoots or WCCI.

        5. The parties agree that the security interest previously granted to Oelkers by In Cahoots in the Security Agreement dated October 22, 1997 shall continue and secure the timely performance of all obligations under this Agreement and related agreements which are owed to Oelkers by In Cahoots. Said security interest shall encumber the assets of In Cahoots as identified in the Security Agreement executed by the parties dated October 22, 1997, and identified in the UCC-1 Financing Statements executed on the same date, and shall remain in effect and shall remain as a valid security interest encumbering said collateral in favor of Oelkers, except:

                All of the Fixtures, Furniture and Equipment (the "FF&E") belonging to In Cahoots and located in Wichita, Kansas, at 10001 E.Kellogg Drive, Wichita, Kansas, 67207, all as shown on the attached Exhibit "A," which of the parties hereto agree shall be released by Oelkers upon the execution of this Agreement in order that In Cahoots may sell the same and use the proceeds from said sale to make the initial payment due Oelkers herein above the amount of $58,500.00.

In connection therewith and upon the receipt of immediately available and collected funds for the initial payment of $58,500.00, Oelkers agrees to execute a Partial Release of Judgment Lien and Execution and a Partial Release of UCC-1 Financing Statements, all of same documents releasing the security interest and Judgment liens only as they apply to said FF&E described herein above. Upon receipt of all payments to her provided by this Agreement, Oelkers agrees to release the security interest granted by In Cahoots in the Security Agreement dated October 22, 1997.

        6. WCCI agrees to guarantee the timely payment of the payments set forth hereinabove to be made by In Cahoots to Oelkers, specifically those payments set forth in paragraph 3 above, which include the 48,000.00 payment due on March 1, 1998, and the 22 monthly payments of $3,000.00 each in the total amount of $66,000.00, for a total guarantee of Seventy Four Thousand Dollars ($74,000.00). The parties agree that WCCI will execute a separate Guaranty Agreement evidencing this obligation, attached hereto as Exhibit "B," and agree that said guarantee is limited to the payments described herein in the total amount of $74,000.00.

        7. WCCI also agrees to issue 100,000 shares of its common stock to Oelkers and her attorneys, said shares to be issued as set forth herein below. These shares will be subject to SEC rules regarding transferability and sale, and specifically shall be subject to SEC Rule
144. The limitations on the ability of Oelkers and her attorneys to sell or transfer said stock are based upon rules promulgated by the SEC, and not because of anything set forth in this Agreement or by the intent of WCCI or In Cahoots or Oelkers. Subject to the provisions of said Rule 144, these shares will generally be transferable after one year. The shares shall be issued as follows:

                        Jana Oelkers            50,000 shares
                        Donald A. McKinney      32,000 shares
                        Donald A. McKinney       5,500 shares
                        Victor S. Nelson, P.A.  12,500 shares

These shares shall be issued by WCCI's stock transfer agent upon closing of this transaction and delivered to the above parties shortly after closing.

        8. WCCI also agrees to issue 200,000 warrants to purchase 200,000 shares of its common stock to Oelkers and her attorneys, upon the following terms and conditions: 100,000 warrants shall be exercisable in whole or in part for 3 years at a price of Seventy-Five Cents ($.75) per share, and 100,000 warrants shall be exercisable for 3 years at a price of One Dollar ($1.00) per share. Neither the warrants to be issued pursuant hereto nor the shares which said warrants allow the holders to convert into are registered with the SEC, and therefore, are subject to applicable SEC rules governing transferability. WCCI agrees to grant "piggy-back" registration rights to Oelkers and her attorneys, allowing the underlying shares to be registered along with any future registration statement filed by WCCI. The parties shall enter into separate Warrant Agreements to grant these rights. The two series of warrants shall be divided and issued to the following entities:

                             $.75/share Warrants   $1.00/share Warrants
         Jana Oelkers               50,000                50,000
         Donald A. McKinney         32,000                32,000
         Donald A. McKinney          5,500                 5,000
         Victor S. Nelson, P.A.     12,500                12,500

WCCI will issue these warrants upon the execution of this Agreement at the time of closing of this transaction.

9. At or before closing, WCCI shall supply an option of its counsel that the transactions, documents, provisions and agreements contemplated as a part of this Agreement and all associated agreements, do not violate any laws or regulations, including securities laws, contracts involving In Cahoots or WCCI, the corporate Bylaws or charters of WCCI or In Cahoots, any partnership agreements involving In Cahoots or any other applicable restrictions or regulations. Oelkers is specifically relying upon the issuance and accuracy of this opinion.

10. In consideration of the above and forgoing covenants on the part of In Cahoots, Oelkers, recognizing that the Judgment in this case has been rendered against In Cahoots because of negligence occurring during policy periods when coverage was afforded to In Cahoots or to certain of them and additional parties, by the said Dallas Fire Insurance Company, hereby covenants and agrees that so long as all covenants and obligations of In Cahoots under this Agreement are timely performed, Oelkers will look solely and exclusively to the proceeds of insurance policies issued by the said Dallas Fire Insurance Company in the collection of the said Judgment and will not seek personal collection against EWI, the Club or WCCI nor against premises used by them in the operation of their businesses or real estate personally owned by them or any of them; and such documents will be executed as may be necessary from time to time to release any Judgment lien upon such premises; and that upon the termination of final litigation on behalf of Oelkers against the said Dallas Fire Insurance Company and the payment of all obligations owed to Oelkers under this Agreement, such orders will be entered as may be necessary properly to carry this Agreement into effect. The covenant described in this paragraph shall remain effective and continue in effect so long as the Judgment remains unsatisfied and outstanding.

11. It is not the parties' intent herein to release the Judgment or the obligation owing to Oelkers, but rather intend to enter into an agreement providing for a covenant not to execute on specific assets. Further, the parties agree that they specifically do not intend to release any obligations of Dallas Fire Insurance Company to or on behalf of any of these parties.

12. While WCCI represents that it is not a named insured of Dallas Fire Insurance Company, WCCI and In Cahoots expressly agree that any proceedings against insurance carriers or the said Dallas Fire Insurance Company may be instituted in the names of In Cahoots, WCCI or their constituent entities and that they will join in said proceedings in so far as may be necessary to enforce the liability of the said Dallas Fire Insurance Company or other insurance carriers. WCCI represents that WCCI is not a named insured of any policy issued by Dallas Fire Insurance nor is WCCI a party to the legal proceedings in which the Judgment was rendered. The parties agree that WCCI and In Cahoots will furnish or cause to be furnished all evidence within their power to produce, either known to WCCI or to In Cahoots or through insurance agents and/or insurance adjusters representing any third parties with whom WCCI or In Cahoots has done business which may bear upon the issues involved in the proceedings to enforce and collect the Judgment, and upon any suits, garnishments, attachments or other legal proceedings which may be brought by or on behalf of Oelkers to collect the Judgment.

13. This Agreement is not a settlement of Oelkers' Judgment. The parties agree that the payments provided for herein do not constitute a full and complete settlement of the Judgment. all payments and property received under this Agreement are received in consideration often covenant not to execute. Upon the occurrence of an Event of Default as defined in this Agreement, Oelkers' remedy against the other parties to this Agreement shall be limited to the amount of the Judgment less all monetary payments made to or on behalf of Oelkers hereunder by the parties to this Agreement or any entities on such parties behalf.

14. The parties agree that the writs of execution served on In Cahoots by Oelkers attached all property of the In Cahoots club located in Wichita subject to the rights of American Home Mortgage, Inc., if any. In Cahoots further agrees that it is estopped from disputing the effectiveness of these attachments and the continuation of them to encumber and attach the property in the Club. The parties further agree that Oelkers relied upon this agreement and estoppel statement.
The parties also agree that as part of this Agreement, Oelkers agrees to release the Wichita F.F.&E listed on Exhibit "A" upon payment of the sum of $58,500.00 at closing as provided for herein and Oelkers agrees that upon receipt of said payment, she has no further claims or rights in and to such F.F.&E. The parties understand and agree that the funds that were garnished by the garnishment served in October, 1997 on Nations
Bank in connection with the Judgment have been paid over to Oelkers or released. The parties further understand and agree that the writs of execution served on the Wichita club October 18, 1997 do not continue in effect after the signing of this Agreement and the receipt of the $58,500.00 payment by Oelkers.

15. For so long as payments under this Agreement remain owing to Oelkers, In Cahoots agrees to operate the club in Wichita in the normal course of business as done during the past two years. In Cahoots further agrees to maintain a liquor, wine and beer inventory with a cost value of at least $10,000.00 from the date of this Agreement until the release of the security interest of Oelkers as evidenced by the Security Agreement dated October 22, 1997. On a monthly basis beginning as of February 18, 1998 and continuing on the 15th day of each month thereafter, In Cahoots shall certify in writing to Oelkers or her representatives that the level in this paragraph is satisfied.

16. The Club represents that Boots, Inc., a Kansas corporation, is the only limited partner in it and further represents that Entertainment Wichita, Inc. is wholly owned by Western Country Clubs,Inc., a Colorado corporation. In Cahoots represents that Jim Blacketer is the sole director and officer of EWI.

17.     The following shall constitute Events of Default under this
Agreement:

        (a) If In Cahoots fails to pay or perform, as the case may be, any of the obligations under this Agreement when the same become due and payable or performable, as the case may be; or

        (b) If an event of default occurs under the security agreement or any other agreement between In Cahoots and Oelkers; or

        (c) If In Cahoots fails to perform any obligations or violates any covenant contained in this Agreement; or

        (d) If any representation or warranty is knowingly, intentionally or recklessly made by In Cahoots or on its behalf in this Agreement or any information contained in any financial statement or other document delivered to Oelkers by or on behalf of In Cahoots knowingly, intentionally or recklessly contains any untrue statement of a material fact or intentionally or recklessly omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; or

        (e)     If In Cahoots

                (i) makes an assignment for the benefit of, or enters into any composition or arrangement with creditors of In Cahoots or any related entity; or

                (ii) conceals, removes or permits to be concealed or removed, any part of its property or the property of In Cahoots, with intent to hinder, delay or defraud their creditors or any of them, or makes or suffers a transfer of any of its property or the property of In Cahoots which may be fraudulent under any applicable bankruptcy, fraudulent conveyance or similar law, or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

        (f) (i) if a trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of In Cahoots for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of its creditors; or

                (ii) if an order for relief as to In Cahoots is granted under Title 11 of the United States Code or any similar law; or

                (iii) if In Cahoots files any pleasing seeking or authorizes or consents to any such appointment or order, whether by formal action or by the admission of the material allegations of a pleading or otherwise; or

                (iv) if any action or proceeding seeking such appointment or order is commenced without the authority or consent of In Cahoots, and is not dismissed within thirty (30) days after its commencement;

then In Cahoots shall be in default and Oelkers shall have, in addition to the remedies provided in this Agreement and to any other remedies available to it under the law or any agreement, the rights and remedies of a secured party under Article 9 of the Kansas Uniform Commercial Code.

        18. If an Event of Default occurs under this Agreement, Oelkers may pursue all rights under this Agreement and all other rights available to her to collect the full unpaid amount of the Judgment from any source including In Cahoots. In Cahoots shall be allowed a grace period of fifteen (15) calendar days in which to cure an Event of Default caused by a delinquent payment to Oelkers except the payment due hereunder on March 1, 1998 which shall not have a grace period. Provided that all payment obligations herein are current, the parties shall have thirty
(30) calendar days after notice from Oelkers in which to cure any non-monetary defaults defined in paragraph 17 (a), (b) or (c). The non-monetary Events of Default specifically include a violation of the requirements for the collateral levels in paragraph 15 of this Agreement.
If any payments to Oelkers herein are in default at the time of a non-monetary Event of Default defined in paragraphs 17 (a), (b) or (c) occur and remain uncured after any applicable grace period, Oelkers' rights upon default to collect more than the payments provided by this Agreement from In Cahoots or WCCI shall be suspended if and for so long as all the payments to her required by Agreement are current.

19. In Cahoots further waives the benefit of any future bankruptcy stay entered under the provisions of Title 11 of the United States Code with respect to the rights of Oelkers.

20.     Time is hereby expressly made of the essence of this Agreement.

21. This Agreement shall be construed and enforced according to the laws of the State of Kansas.

22. If any term or provision of this Agreement or the application thereof to any person or situation shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or situations, other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

23. This Agreement may not be changed orally, but only by an agreement in writing which is signed by the parties hereto.

24. All the covenants herein contained are joint and several obligations of each company listed as part of In Cahoots above and shall also bind, and the benefits and advantages thereof shall also inure, to the respective heirs, executors, administrators, successors and assigns of the parties hereto.

25. This Agreement is made for the sold protection and benefit of WCCI, In Cahoots, Oelkers and her lawyers, and no other person shall be deemed to have a right of action of any kind hereunder.

26. This Agreement shall be binding upon and inure to the benefits of the parties hereto, their respective heirs, representatives, successors and assigns.

27. Whenever used, the singular in number shall include the plural, and the plural the singular and the use of any gender shall include all genders.

28. Any notices required herein may be given to the respective parties by mailing the same by United States first class mail, postage prepaid, to the respective parties' addresses appearing below or such other address as In Cahoots or Oelkers may from time to time designate by written notice to the other as herein required:

   "In Cahoots"                         "Oelkers"

   Mr. James Blacketer                   Mr. Donald A. McKinney
   1601  N.W. Expressway, Ste. 1610      #5 Douglas Avenue
   Oklahoma City, Oklahoma  73118        Wichita, Kansas  67207-1002

        with copies to:

   Mr. John Hudson                       Mr. Victor S. Nelson
   Attorney at Law                       Victor S. Nelson, P.A.
   1601 N.W. Expressway, Ste. 1910       3700 E. Douglas, Bldg. 70
   Oklahoma City, Oklahoma  73118        Wichita, Kansas  67208

29. Oelkers shall have all the rights and remedies granted in this Agreement, the Security Agreement, or available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against In Cahoots or its property at the sole discretion of Oelkers. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof of any other right or remedy, and the same shall be nonexclusive.

30. The parties agree to close this transaction with executed copies of this Agreement exchanged by telefacsimile and a wire transfer of the initial payment to Oelkers. The parties further agree to send the original signed copies of this Agreement to each other by overnight delivery service so that each party maintains a fully signed original counterpart of this Agreement. The parties also agree to send all other original documents executed in connection with this Agreement by overnight delivery service to the other party, if applicable. Attached as Exhibit"C" is a list of the documents executed in connection this Agreement showing the distribution of the original counterparts.

31. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one agreement. By execution hereof the signers certified that they have read this Agreement and that they are duly authorized to execute this Agreement in the capacities stated below.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed in their respective names on the day and year first above written.

                        "IN CAHOOTS"


                        IN CAHOOTS LIMITED PARTNERSHIP
                        A Kansas Limited Partnership


                        By:  /s/ Jim Blacketer
                        Jim Blacketer, President of
                        Entertainment Wichita, Inc.
                        General Partner

                        ENTERTAINMENT WICHITA, INC.,
                        a Kansas corporation


                        By:  /s/ Jim Blacketer
                        Jim Blacketer, President

                        WESTERN COUNTRY CLUBS, INC.
                        a Colorado corporation


                        By: /s/ Jim Blacketer
                        Jim Blacketer, President


                        "OELKERS"


                        /s/ Jana Oelkers
                        Jana Oelkers

        The following attorneys reviewed and consent to the attorney lien, payment, stock and warrant provisions of this Agreement. The following attorneys specifically agree that the receipt of payments, stock and warrants as provided herein shall comply with their attorney lien rights in this matter.

                        VICTOR S. NELSON, P.A.

                        /s/ Victor S. Nelson
                        By Victor S. Nelson, President


                        DONALD A. MCKINNEY

                        /s/  Donald A. McKinney
                        Donald A. McKinney

                              EXHIBIT "A"

        All furniture, fixtures and equipment located in the building located at 10001 E. Kellogg Drive, Wichita, Sedgwick County, Kansas 67207, known as InCahoots, including but not limited to the following:

1.      Universal controller and 8 trackspot fixtures
2.      Sound, light and video equipment
3.      Simplex system
4.      Bars and affixed millwork
5.      Underbar equipment/jockey
6.      Walk-in cooler
7.      All tables
8.      All chairs
9.      All bar stools
10.     All kitchen equipment, including but not limited to exhaust hoods, ice machines, ice makers, glasses, utensils, glass racks, overhead racks and all other miscellaneous kitchen items
11.     All speakers and subwoofer cabinets
12.     Diamond-turf panels
13.     Custom pieces of art work
14.     Framed prints
15.     All other equipment, furniture or fixtures which may be
                located at said address
16.     All other tangible personal property located at said address